                                                                    EXHIBIT 3.18

                            ARTICLES OF INCORPORATION

                                       OF

                               CALPRODUCSUB, INC.


                                        I

         The name of this corporation is CALPRODUCSUB, INC.

                                       II

         (A) The specific business in which this corporation is primarily to engage is the oil well servicing and supply business.

         (B) The general purposes and powers of this corporation are as follows:

                 1. To take, purchase, contract for, design, construct, manufacture, lease or otherwise to acquire, to own, hold, use, operate and maintain, and to sell, lease, exchange, hypothecate or otherwise dispose of or deal in equipment, machinery, tools, parts, plants, factories, warehouses and any other products, commodities or facilities.

                 2. To make, enter into, perform, carry out and enforce contracts, understandings and agreements of every kind, character and description for any lawful purpose, without limit as to amount, with any one or more individuals, partnerships, firms, associations, trusts or corporations, or with governments or governmental authorities or agencies, whether foreign, federal, state, municipal, local or otherwise, or with any public or municipal corporations.

                 3. To take, purchase, contract for or acquire by gift, lease, grant, exchange, permit or otherwise, to own, hold, use, occupy, manage, control, work, improve, develop, exploit, operate, subdivide, deal in or otherwise turn to account, and to sell, lease, exchange, grant, convey, transfer, assign, mortgage, deed in trust or otherwise hypothecate or dispose of real estate and real property and any estate, right, title or interest therein and any buildings, tenements, structures and improvements of whatsoever nature thereon, wheresoever situated.

                 4. To take, purchase, contract for, lease or otherwise acquire, to own, hold, use, possess, control and improve, to sell, lease, exchange, grant, transfer, assign, deal in or otherwise turn to account and to mortgage, deed in trust, pledge or otherwise hypothecate or dispose of goods, wares, merchandise, products, articles and other personal property of every kind, class, character and description, tangible or intangible, wheresoever situated.

                 5. To obtain, secure and accept from any governments or governmental authorities or agencies, whether foreign, federal, state, municipal, local or otherwise, or from any public or municipal corporations, any rights, privileges, franchises, immunities, concessions, permits, licenses and grants, and to carry out, exercise, enforce and enjoy, and to assign, relinquish, transfer or otherwise dispose of the same.

                 6. To form, promote, subsidize, organize, enter into, control, or participate in corporations, joint stock companies, trusts, associations, general or limited partnerships, joint ventures, firms and other organizations.

                 7. To take, purchase, contract for, or otherwise acquire, and to own, hold, possess, enjoy or otherwise turn to account debts, claims, demands, judgments and choses and things in action of every kind, class, character and description, and while the owner or holder thereof to exercise all of the rights, powers, privileges and remedies of or incident to ownership or possession, including the right to enforce payment and to compromise or to forgive the same, and to sell, assign, transfer, deliver, exchange or otherwise dispose of the same, either as security or absolutely, to the same extent as a natural person might or could do.

                 8. To develop, apply for, obtain, register, purchase, lease or otherwise acquire, and to own, hold, use, exercise, develop, maintain, operate and introduce, and to sell, assign, grant licenses, territorial rights or other rights in respect of or otherwise turn to account or dispose of any copyrights, trade marks, trade names, brands, labels or other distinctive marks similar thereto, patent rights, letters patent of the United States or of any other country or government, and any inventions, improvements, processes, formulas and the like, whether used in connection with or secured under letters patent or otherwise.

                 9. To purchase, subscribe for or otherwise acquire; to hold, invest in, sell, assign, transfer, exchange, pledge or otherwise dispose of shares of stock, bonds, voting trust certificates or other securities or evidence of indebtedness or ownership of any corporation organized under the laws of the State of California or of any other state, country, nation or government; to pay therefor, in whole or in part, with cash or other property or with shares, bonds or other securities or obligations of this corporation, and, while the owner or holder thereof, to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including the right to vote thereon and to consent in respect thereof, for any and all purposes.

                 10. To lend money, services or property to, and to promote, aid and assist, financially or otherwise, corporations, partnerships, joint ventures, joint stock companies, syndicates, trustees, associations and individuals to the extent legally permissible under the laws of the State of California, and to a like extent to endorse or underwrite the shares, bonds, debentures, notes, securities or other obligations or undertakings of any corporation, partnership, joint venture, joint stock company, association, syndicate, trustee or individual, and to guarantee the payment of any dividends on shares or the principal or interest on bonds, notes, debentures or other obligations or the performance of any corporation, partnership, joint venture, joint stock company, association, syndicate, trustee or individual.

                 11. To acquire by purchase, or otherwise, the good will, business, property, rights, franchises and assets of any kind of any person, firm, association or corporation, with or without undertaking either wholly or in part his or its liabilities, and to hold, maintain, conduct and operate and to sell or otherwise dispose of the whole or any part of the good will, business, property, rights, franchises and assets so acquired.

                 12. To join and become a party to and to participate in any plan or agreement for the reorganization, the readjustment of the capital structure or the composition of creditors of any corporation whose shares, voting trust certificates, bonds or other securities or evidences of indebtedness or ownership or obligations this corporation may own, hold, or possess, and the exercise and enjoy any and all rights, powers and privileges under any such plan or agreement to the same extent that an individual might or could do.

                 13. To borrow money, without limitation as to amount, and to issue bonds, debentures, notes, checks, bills of exchange, drafts, receipts, warrants, certificates, negotiable or transferable instruments or obligations of any kind, whether secured or unsecured, for moneys so borrowed or in payment for any property acquired or for any of the other objects or purposes or in connection with the business of this corporation, and to secure such bonds, debentures, notes or other obligations by mortgage, deed of trust, pledge, assignment or other lien upon any or all of the properties, rights, privileges, franchises, or assets of the corporation, wheresoever situated.

                 14. To act as broker, factor, agent or representative in any matter, business or transaction for any individual, partnership, joint venture, association, trust, syndicate or corporation.

                 15. To carry on any business whatsoever, either as principal or as agent or both as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state, and other states, in the District of Columbia, in the Territories and colonies of the United States, and in foreign countries.

                 16. To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

                 The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.


                                      III

         The County in the State of California where the principal office for the transaction of business of this corporation is to be located is Los Angeles County.


                                       IV

         The number of directors of this corporation shall be three. The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

         Vernice J. Spinks            1858 West 71st Street
                                      Los Angeles, Calif.  90047

         Laura J. Luttrell            10514 National Boulevard
                                      Los Angeles, Calif.  90034

         Britt E. Holmberg            10554 Wilshire Boulevard
                                      Los Angeles, Calif.  90024


                                       V

         This corporation is authorized to issue only one class of shares of stock, designated "Common Stock". The total number of such authorized shares shall be 200,000. Each of such shares shall have a par value of $1.00, and the aggregate par value of all such shares shall be $200,000.00. No distinction shall exist between the shares of this corporation or the rights of the respective holders thereof.

         IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation and the persons named herein as the first directors of this corporation, have executed these Articles of Incorporation this 15th day of May, 1973.

                                            /s/ VERNICE J. SPINKS
                                            ------------------------------------
                                            Vernice J. Spinks


                                            /s/ LAURA L. LUTTRELL
                                            ------------------------------------
                                            Laura L. Luttrell


                                            /s/ BRITT E. HOLMBERG
                                            ------------------------------------
                                            Britt E. Holmberg


STATE OF CALIFORNIA               )
                                  )ss.
COUNTY OF LOS ANGELES             )

         On May 15, 1993, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Vernice J. Spinks, Laura L. Luttrell and Britt E. Holmberg, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

         WITNESS my hand and official seal.


                                            /s/
                                            ------------------------------------
                                                 Notary Public in and for
                                                 said County and State
                                                 [NOTARY SEAL AFFIXED HERE]

                               CALPRODUCSUB, INC.


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION

Robert D. Hillman and Charles R. Brockman certify:

         1. That they are the president and the secretary-treasurer, respectively, of CALPRODUCSUB, INC., a California corporation.

         2. That at a meeting of the board of directors of said corporation, duly held at Compton, California, on May 25, 1973, the following resolution was adopted:

         "RESOLVED, that Article I of the Articles of Incorporation of this corporation be amended to read as follows:

                                       I

         The name of this corporation is California Production Service, Inc."

         3. That the shareholders have adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholders' written consent, is the same as that set forth in the directors' resolution in Paragraph 2 above.

         4. That the number of shares represented by written consent is 200,000. That the total number of shares entitled to vote on or consent to the amendment is 200,000.

                                            /s/ ROBERT D. HILLMAN
                                            ------------------------------------
                                            Robert D. Hillman, President
                                            /s/ CHARLES R. BROCKMAN
                                            ------------------------------------
                                            Charles R. Brockman,
                                            Secretary-Treasurer

         Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct. Executed at Compton, California, on May 25, 1973.
                                            /s/ ROBERT D. HILLMAN
                                            ------------------------------------
                                            Robert D. Hillman
                                            /s/ CHARLES R. BROCKMAN
                                            ------------------------------------
                                            Charles R. Brockman

                            CERTIFICATE OF OWNERSHIP
                                    MERGING
                        Robert B. Doe Oil Field Service
                                      INTO
                      California Production Service, Inc.


         Alan B. Matt, Vice President, and June C. Scott, Secretary of California Production Service, Inc., a California corporation, certify that:

         1. California Production Service, Inc. owns 100 percent of the outstanding stock of Robert B. Doe Oil Field Service, a California corporation.

         2. The following resolutions were adopted by the Board of Directors of California Production Service, Inc.:

                 WHEREAS, this corporation owns 100 percent of the outstanding stock of Robert B. Doe Oil Field Service, a California corporation; and

                 WHEREAS, it is deemed in the best interests of this corporation and its shareholders that this corporation merge Robert B. Doe Oil Field Service into itself pursuant to Section 1110 of the California Corporations Code and assume all of its obligation,

                 NOW, THEREFORE, BE IT RESOLVED, that this corporation merge Robert B. Doe Oil Field Service into itself as of the effective date of the Certificate of Ownership to be filed pursuant to Section 1110 of the California Corporations Code; and

                 RESOLVED FURTHER, that this corporation hereby assumes all the liabilities of Robert B. Doe Oil Field Service; and

                 RESOLVED FURTHER, that the Vice President and Secretary of this corporation are directed to execute and file a Certificate of Ownership pursuant to Section 1110 of the California Corporations Code and to take such further actions as may be necessary or proper to accomplish such merger.

         3. Said resolutions were adopted by unanimous written consent of the Directors of California Production Service, Inc., on December 4, 1984.

                                        /s/ ALAN B. MATT
                                        -------------------------------
                                        Alan B. Matt
                                        Vice President, Finance


                                        /s/ JUNE M. SCOTT
                                        -------------------------------
                                        June M. Scott
                                        Secretary


                                  Verification

Alan B. Matt and June M. Scott say:

         They are the Vice President and Secretary respectively of California Production Service, Inc., a California corporation.

         They have read the foregoing Certificate of Ownership and know the contents thereof.

         The same is true of their own knowledge.

         Executed on December 4, 1984, at Rancho Dominguez, Los Angeles County, California.

         We declare under penalty of perjury that the foregoing is true and correct.

                                        /s/ ALAN B. MATT
                                        -------------------------------
                                        Alan B. Matt

                                        /s/ JUNE M. SCOTT
                                        -------------------------------
                                        June M. Scott

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                       CALIFORNIA PRODUCTION SERVICE, INC.


                               ------------------



The undersigned, J. T. Jongebloed and G. G. Arms do hereby certify:

1. That they are the President and the Corporate Secretary, respectively, of California Production Service, Inc., a California corporation.

2. That an amendment to the Articles of Incorporation of this corporation has been approved by the Board of Directors.

3.       That the amendment so approved by the Board of Directors is as follows:

         Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                  "The name of this corporation is Pool California Energy Services, Inc."

4. That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:


                               Number of Shares
                               Outstanding Entitled         Minimum Percentage
                               to Vote or Give              Vote Required to
           Designation         Written Consent              Approve
         ---------------     ------------------------     ----------------------
          Common Stock               200,000                   More than 50%

6. That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.


         Each of the undersigned declares under penalties of perjury that the statements contained in the foregoing certificate are true of his own knowledge.

         EXECUTED at Houston, Texas, on the 20th day of June, 1995.


                                             /s/ J.T. JONGEBLOED
                                             -----------------------------------
                                             J.T. Jongebloed, President

                                             /s/ G.G. ARMS
                                             -----------------------------------
                                             G.G. Arms, Corporate Secretary

                            CERTIFICATE OF OWNERSHIP
                                    MERGING
                              GOLDEN PACIFIC CORP.
                                      INTO
                     POOL CALIFORNIA ENERGY SERVICES, INC.


The undersigned, J. T. Jongebloed and G. G. Arms do hereby certify:

         1. That they are the President and the Corporate Secretary, respectively, of Golden Pacific Corp.

         2. That this corporation is duly organized and existing under the laws of the State of California.

         3. That this corporation owns 100 percent of the outstanding shares of Pool California Energy Services, Inc., a corporation duly organized and existing under the laws of the State of California.

         4. That the following resolution was duly adopted and approved by the Board of Directors of this corporation:

                                  RESOLVED, That Golden Pacific Corp. ("GPC")
                          merge, and it hereby does merge itself into Pool California Energy Services, Inc. ("PCESI"), its subsidiary, which assumes all of the obligations of GPC pursuant to Section 1110 of the California Corporations Code; and

                                  FURTHER RESOLVED, That the terms and
                          conditions of the merger are as follows:

                                  (a)      Each outstanding share of Common
                          Stock of GPC shall be converted into 4.949353268 shares of Common Stock of PCESI;

                                  (b)      Upon the merger becoming effective,
                          the separate existence of GPC shall cease and all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of GPC shall be transferred to, vested in and devolve upon PCESI without further act or deed, and all property, rights, and every other interest of GPC shall be as effectively the property of PCESI as they were of GPC;

                                  (c)      All such deeds, instruments and
                          other actions as may be necessary or desirable to be executed or taken in the name of GPC may be executed or taken on its behalf by PCESI, and the proper officers and directors of PCESI are fully authorized in the name of GPC or otherwise to take any and all such action; and

                                  (d) All rights of creditors of GPC shall be preserved unimpaired, and all debts, liabilities and duties of GPC shall thenceforth attach to PCESI and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         5. That the entire resolution of merger was approved by the Board of Directors of Pool California Energy Services, Inc.

         6. That the entire outstanding capital stock of GPC consist of the following:



                          Class                            Shares Outstanding
                  --------------------                   ----------------------
                       Common Stock                             40,409.32
                     Preferred Stock                               -0-



Each of the undersigned declares under penalties of perjury that the statements contained in the foregoing certificate are true of his own knowledge.

Executed at Houston, Texas, on July 11, 1995.



                                       /s/ J.T. JONGEBLOED
                                       ----------------------------------------
                                       J.T. Jongebloed
                                       President, Golden Pacific Corp.

                                       /s/ G.G. ARMS
                                       ----------------------------------------
                                       G.G. Arms
                                       Corporate Secretary, Golden Pacific Corp.